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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 14, 2000



                            TITAN INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)


       ILLINOIS                    1-12936                     36-3228472
(State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                           Identification No.)

                      2701 SPRUCE STREET, QUINCY, IL 62301
          (Address of principal executive offices, including Zip Code)


                                 (217) 228-6011
              (Registrant's telephone number, including area code)





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INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1, items 3 through 6 and item 8 are inapplicable and are omitted from this Report.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 14, 2000, Titan International, Inc. (the "Registrant") sold certain assets (primarily raw material inventory, work-in-process inventory, and property, plant and equipment) of two facilities located in Clinton, Tennessee, and Slinger, Wisconsin, to Carlisle Tire and Wheel Company, a subsidiary of Carlisle Companies Incorporated.

         The terms of the sale are more fully described in the Asset Purchase Agreement dated as of April 14, 2000, among the parties thereto. A copy of the Asset Purchase Agreement is filed as an Exhibit to this Report.

         The selling price for the assets was approximately $94.1 million. The transaction was valued at a formula based price pursuant to an arms-length negotiation between the Registrant and Carlisle Companies Incorporated.



Item 7.        FINANCIAL STATEMENTS AND EXHIBITS



         (b)   Pro Forma Financial Information

               Unaudited pro forma consolidated condensed financial information reflecting the disposition of assets.


         (c)   Exhibits

               2.1 Asset Purchase Agreement dated April 14, 2000, among the parties listed thereon.*

         * Pursuant to 601(b)(2) Regulation S-K the schedules to the Agreement have been omitted. Registrant agrees to furnish such schedules to the Commission upon request.


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                            TITAN INTERNATIONAL, INC.
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1999


         The following unaudited pro forma consolidated condensed balance sheet as of December 31, 1999, and the unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1999, give effect to the sale of certain assets of Titan International Inc.'s Clinton, Tennessee, and Slinger, Wisconsin, facilities to Carlisle Tire and Wheel Company, a subsidiary of Carlisle Companies Incorporated. The pro forma consolidated condensed balance sheet is presented as if the transaction had occurred on December 31, 1999, and the pro forma consolidated condensed statement of operations is presented as if the transaction had occurred as of the beginning of 1999.

         The pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto included in the Titan International, Inc. 1999 Annual Report on Form 10-K.

         The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the disposition of assets actually occurred on the dates assumed nor is it necessarily indicative of Titan International Inc.'s future consolidated results of operations or financial position.


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                            TITAN INTERNATIONAL, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
             (Amounts in thousands, except earnings per share data)
                                   (UNAUDITED)

                                             HISTORICAL    DISPOSED                PRO FORMA        ADJUSTED
                                              TITAN       BUSINESSES    SUBTOTAL   ADJUSTMENTS       TITAN
                                              -----       ----------    --------   -----------       -----
Net sales                                    $ 588,023    $  88,500    $ 499,523    $       0       $ 499,523

Cost of sales                                  526,329       71,586      454,743         (331)(a)     454,412
                                             ---------    ---------    ---------    ---------       ---------

   Gross profit                                 61,694       16,914       44,780          331          45,111

Selling, general & administrative expenses      51,614        1,249       50,365         (579)(b)      49,786

Research and development expenses                6,310          (17)       6,327            0           6,327
                                             ---------    ---------    ---------    ---------       ---------

   Income (loss) from operations                 3,770       15,682      (11,912)         910         (11,002)

Interest expense                                23,603            0       23,603       (4,016)(c)      19,587

Other expense (income)                          (1,388)          62       (1,450)           0          (1,450)
                                             ---------    ---------    ---------    ---------       ---------

   Income (loss) before income taxes           (18,445)      15,620      (34,065)       4,926         (29,139)

Provision (benefit) for income taxes            (7,009)       5,936      (12,945)       1,872 (d)     (11,073)
                                             ---------    ---------    ---------    ---------       ---------

Net income (loss)                            $ (11,436)   $   9,684    $ (21,120)   $   3,054 (g)   $ (18,066)
                                             =========    =========    =========    =========       =========


Earnings (loss) per share                    $    (.55)                                             $    (.87)


Average shares outstanding                      20,752                                                 20,752


       See Notes to Pro Forma Consolidated Condensed Financial Statements



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                            TITAN INTERNATIONAL, INC.
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1999
             (Amounts in thousands, except earnings per share data)
                                   (UNAUDITED)



                                             HISTORICAL  DISPOSED                PRO FORMA      ADJUSTED
                                               TITAN    BUSINESSES    SUBTOTAL   ADJUSTMENTS     TITAN
                                               -----    ----------    --------   -----------     -----
ASSETS
Current assets
    Cash and cash equivalents                $  8,606   $      0      $  8,606   $ 36,000(e)    $ 44,606
    Accounts receivable, net                   97,457          0        97,457          0         97,457
    Inventories                               133,365      7,306       126,059          0        126,059
    Prepaid and other current assets           39,650          0        39,650          0         39,650
                                             --------   --------      --------   --------       --------
      Total current assets                    279,078      7,306       271,772     36,000        307,772

Property, plant and equipment, net            267,049     26,868       240,181          0        240,181
Other assets                                   51,927          0        51,927          0         51,927
Goodwill, net                                  39,127     19,625        19,502          0         19,502
                                             --------   --------      --------   --------       --------
      Total assets                           $637,181   $ 53,799      $583,382   $ 36,000       $619,382
                                             ========   ========      ========   ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Current portion of long-term debt        $ 20,195   $      0      $ 20,195   $      0       $ 20,195
    Accounts payable                           51,363          0        51,363          0         51,363
    Other current liabilities                  36,737          0        36,737      8,500         45,237
                                             --------   --------      --------   --------       --------
      Total current liabilities               108,295          0       108,295      8,500        116,795

Deferred income taxes                          28,421          0        28,421      4,600(f)      33,021
Other long-term liabilities                    16,078          0        16,078          0         16,078
Long-term debt                                255,521          0       255,521    (58,063)(e)    197,458
                                             --------   --------      --------   --------       --------
      Total liabilities                       408,315          0       408,315    (44,963)       363,352
                                             --------   --------      --------   --------       --------

      Total stockholders' equity              228,866     53,799(g)    175,067     80,963(g)     256,030
                                             --------   --------      --------   --------       --------

Total liabilities and stockholders' equity   $637,181   $ 53,799      $583,382   $ 36,000       $619,382
                                             ========   ========      ========   ========       ========




       See Notes to Pro Forma Consolidated Condensed Financial Statements



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                            TITAN INTERNATIONAL, INC.
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                AS OF AND FOR THE YEAR ENDING DECEMBER 31, 1999
                                    UNAUDITED

(a) To record the assumed reduction of depreciation due to the disposal of property, plant and equipment of approximately $5.8 million with an average useful life of 17.5 years (recorded at the corporate level).

(b) To record the assumed decrease in goodwill amortization as a result of the reduction in goodwill of approximately $20.2 million with a useful life of 40 years (recorded at the corporate level).

(c) To record the reduction in interest expense due to the pay-off of debt. The debt was reduced by approximately $58.1 million at an average interest rate of 6.92%.

(d) To record the estimated provision for income tax as a result of the pro forma adjustments referred to in Notes (a) - (c) above at an estimated combined U.S. federal and state income tax rate of 38%.

(e) To record the assumed receipt of cash of approximately $94.1 million of which approximately $58.1 million was used to pay-off debt and $36.0 million was deposited in cash accounts.

(f) To record the increase in the Company's current and deferred tax liabilities of approximately $7.5 million and $4.6 million, respectively, and fees of approximately $1.0 million, incurred as a result of the transaction.

(g) Assuming the transaction occurred on January 1, 1999, the pretax gain on sale of assets would have been approximately $32.9 million with related tax expense of approximately $12.5 million. This nonrecurring gain has not been included in the pro forma consolidated condensed statement of operations. The increase in stockholders' equity in the pro forma consolidated condensed balance sheet reflects the gain on sale net of tax, assuming the transaction occurred on December 31, 1999.












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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         TITAN INTERNATIONAL, INC.
                                                (Registrant)


Date:  April 28, 2000                    By: /s/ Kent W. Hackamack
     ----------------                       --------------------------------
                                         Kent W. Hackamack
                                         Vice President of Finance and Treasurer
                                         (Principal Financial Officer and
                                          Principal Accounting Officer)

























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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.         Description
-----------         -----------
2.1                 Asset Purchase Agreement dated April 14, 2000, among
                    the parties listed thereon.